SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

INFORMATION STATEMENT
PURSUANT TO SECTION 14(C)
OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

SCHEDULE 14C
(RULE 14C-101)

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

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☒          Preliminary Information Statement

☐          Definitive Information Statement

☐          Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

MARKETING ACQUISITION CORPORATION
(Name of Registrant As Specified In Its Charter)

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MARKETING ACQUISITION CORPORATION
NOTICE OF STOCKHOLDER
December 10, 2012

To our Stockholders:

We are furnishing the attached Information Statement to the holders of common stock of Marketing Acquisition Corporation, a Nevada corporation (the “Company,” “we,” “us” or “our”).  The purpose of the Information Statement is to notify stockholders that a holder of more than a majority of our common stock, par value $0.001 per share (the “Common Stock”), who owns approximately 91% of the Common Stock either directly or indirectly (the “Voting Stockholder ”), has taken and approved the following amendment to the Amended Articles of Incorporation (each the “Amendment” or “Action”, collectively the “Amendments” or the “Actions”), which are fully described in the accompanying information statement, without a meeting of the stockholders of the Company:

1.	To change our name to “USA Zhimingde International Group Corporation” (the “Name Change”);
2.	To grant the Board of Directors exclusive authority to adopt, amend or repeal the Company’s Bylaws;
3.	To expand the indemnification and limit the personal liability of members of our Board of Directors;

Our Amended and Restated Articles of Incorporation are set forth in Exhibit A attached hereto (the “Amended and Restated Charter”).

 Pursuant to Rule 14c-2 of the Securities Exchange Act of 1934, as amended, (the “Exchange Act”), the Actions will become effective on or after ●, 2012, which is 20 calendar days following the date we first mail the Information Statement to our stockholders.  As soon as practicable after such date, we intend to file the Amended and Restated Charter with the Nevada Secretary of State effecting the Actions.

The accompanying Information Statement is being furnished to our stockholders for informational purposes only, pursuant to Section 14(c) of the Exchange Act and the rules and regulations prescribed thereunder.  As described in this Information Statement, the Amended and Restated Charter has been approved by stockholders representing more than a majority of the voting power of our outstanding Common Stock. The Board is not soliciting your proxy or consent in connection with the matters discussed above.  You are urged to read the Information Statement in its entirety for a description of the action approved by a certain stockholder holding more than a majority of the voting power of our outstanding Common Stock.

The Information Statement is being mailed on or about ●, 2012 to stockholders of record as of November 26, 2012, the record date for determining our stockholders eligible to consent in writing to the matters discussed above and entitled to notice of those matters.

THIS IS FOR YOUR INFORMATION ONLY. YOU DO NOT NEED TO DO ANYTHING IN RESPONSE TO THIS INFORMATION STATEMENT.  THIS IS NOT A NOTICE OF SPECIAL MEETING OF STOCKHOLDERS AND NO STOCKHOLDER MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED HEREIN.

Sincerely

/s/ Zhongquan Zou
Director

Marketing Acquisition Corporation
225 Broadway Suite 910 New York. NY10007
(212) 608 8858
INFORMATION STATEMENT

We Are Not Asking You for a Proxy and
You Are Requested Not To Send Us a Proxy

INTRODUCTION

Stockholder Action

We are disseminating this Information Statement to notify you that the Voting Stockholder, being the owners of more than a majority of the voting power of the Company’s outstanding Common Stock as of November 26, 2012 (“Record Date”), delivered a written consent to approve the Amended and Restated Articles of Incorporation, as set forth in Exhbit A attached hereto (the “Amended and Restated Charter”) to effect the change of our name to “USA Zhimingde International Group Corporation” (the “Name Change”) and other amendments to our Amended Articles of Incorporation (each the “Amendment” or “Action”, collectively the “Amendments” or the “Actions").

Vote Required

We are not seeking consents, authorizations or proxies from you. After the Amendments were approved by the Board, the Voting Stockholder accomplished the vote which was required to approve the Amendments.

On the Record Date, there were 1,853,207 shares of Common Stock issued and outstanding.  Each share of Common Stock is entitled to one vote.  The Voting Stockholder owns 1,687,502 shares, or approximately 91% of the voting stock.

The Nevada Revised Statutes (the “NRS”) permits the holders of a corporation’s outstanding stock representing a majority of that corporation’s voting power to approve and authorize corporate Actions by written consent as if such Actions were undertaken at a duly called and held meeting of stockholders.  In order to significantly reduce the costs and management time involved in soliciting and obtaining proxies to approve the Actions, and in order to effectuate the Actions as early as possible, the Board elected to utilize, and did in fact obtain, the written consent of the Voting Stockholder.  The written consent satisfies the stockholder approval requirement for the Actions.  Accordingly, under the NRS, no other Board or stockholder approval is required in order to effect the Actions.

Effective Date

This Information Statement is being mailed on or about ●, 2012 to the Company’s stockholders of record as of the Record Date.  The Actions will be effective when the Amended and Restated Charter is filed with the Nevada Secretary of State.  The Company will not make such filing until on or after ● 2012, a date that is more than 20 calendar days after this Information Statement is first sent to our stockholders. We anticipate that we will file our Amended and Restated Charter to effect the Actions soon after ●, 2012.

The expenses associated with the mailing of this Information Statement will be borne by the Company, including expenses in connection with the preparation of this Information Statement and all documents that now accompany or may in the future supplement it. The Company contemplates that brokerage houses, custodians, nominees, and fiduciaries will forward this Information Statement to the beneficial owners of Common Stock held of record as of the Record Date by these persons and the Company will reimburse them for their reasonable expenses incurred in this process.

No Dissenters’ Rights

Under the NRS, Company stockholders are not entitled to dissenters’ rights with respect to the Actions.

Change of Control

On December 7, 2012, Halter Financial Investments, L.P. (“HFI”), a Texas limited partnership, Glenn A. Little (“Little”), The Halter Group, Inc., a Texas corporation formerly known and currently doing business as Halter Financial Group, (“HFG”, together with HFI and Little, each a “Seller” and collectively, the “Sellers”), who owned, in the aggregate, 1,687,502 shares of our Common Stock, entered into a Securities Purchase Agreement (“SPA”) with USA Zhimingde International Group Inc., a New Jersey corporation (“Zhimingde”) pursuant to which Zhimingde purchased 1,687,502 shares of our Common Stock for $275,000.   Following consummation of the transactions contemplated by the SPA (the “Purchase”) on December 7, 2012 (the “Closing Date”), Zhimingde owned approximately 91% of our voting securities.  The Purchase has resulted in a change in control of the Company.

Proposals by Security Holders

No stockholder has requested that we include any additional proposals in this Information Statement.

Security Ownership of Certain Beneficial Owners and Management

As of the Closing Date, we had 1,853,207 shares of Common Stock outstanding and no shares of preferred stock, warrants or options were issued and outstanding. Common Stock holders are entitled to one vote per share. The following table sets forth the beneficial ownership of the Common Stock as of the Record Date by each person who served as a director and/or an executive officer of the Company on that date, the number of shares beneficially owned by all of the Company’s directors and executive officers as a group, and any persons who beneficially own 5% or greater of the Common Stock as of the Closing Date.

Name and address	Number of Shares	Percentage (2)

USA Zhimingde International Group, Inc. 225 Broadway Suite 910 New York. NY10007 (1)	1,687,502	91%

(1) Mr. Zhongquan Zhou, who is the sole director of USA Zhimingde International Group, Inc., may be regarded as the beneficial owner of these shares.

Interested Party Disclosure

To the extent that certain of the Actions have anti-takeover implications (even though the Company is not aware of any pending takeover threat), these may be perceived as potentially benefitting insiders.  Finally, if the Company ultimately utilizes its capital to effect any strategic transaction with a related party, that related party could be deemed to derive a direct or indirect benefit from the Actions.

DESCRIPTION OF STOCKHOLDER ACTIONS

Introduction

The Voting Stockholder voted in favor of the Amendments as a result of the acquisition of all of their shares of our Common Stock from the Sellers pursuant to the SPA.  The Amendments are aimed to reflect the change of control in our Company and allow the Company greater flexibility to implement its business plan and anticipated operations.

The Amended and Restated Charter was adopted by the Board and approved by the Voting Stockholder on December 7, 2012. The description of the Amended and Restated Charter in this Information Statement is intended to be a summary only and is qualified in its entirety by the terms of such Amended and Restated Charter included in this Information Statement as Exhibit A.

Reasons for the Amendments:

A.	To change our name to “USA Zhimingde International Group Corporation” (the “Name Change”)

Following consummation of the transactions contemplated by the SPA, Zhimingde owned approximately 91% of our voting securities.  The Name Change is aimed to reflect the change of control in our Company.

Accordingly, the Voting Stockholder has approved the Amendment.

B.	Amend and restate our Amended Articles of Incorporation to grant the Board of Directors exclusive authority to adopt, amend or repeal the Company’s Bylaws;

Section 78.120 of the NRS provides that the articles of incorporation of a corporation may grant the authority to adopt, amend or repeal its bylaws exclusively to the corporation’s board of directors.  The Company would like to take advantage of the rights granted by the NRS by adding an Article X in the Amended and Restated Charter that provides that only the Board has the ability to amend the Company’s Bylaws.

    The Company believes the addition will likely create a greater chance of continuity of the Bylaws and therefore be in the best interests of the Company and its stockholders.

Accordingly, the Voting Stockholder has approved the Amendment.

C.	Amend and restate our Amended Articles of Incorporation to expand the indemnification and limit the personal liability of members of our Board of Directors;

The principal purpose and intent of this amendment is to give the members of the Board reasonable assurance that their personal liability exposure will be limited.  The Amended and Restated Charter includes a new Article VIII that contains revised indemnification provisions and the inclusion of the limitation on personal liability of directors, as permitted by the NRS and often found in charters of Nevada corporations.

The Board believes that this amendment is necessary in order for the Company to be able to attract and retain qualified candidates to serve on the Board and therefore is in the best interests of the Company and its stockholders.

Accordingly, the Voting Stockholder has approved the Amendment.

Effectiveness of the Amendments

We intend to file, as soon as practicable on or after the twentieth (20th) day after this Information Statement is sent to our stockholders, the Amended and Restated Charter effectuating the Amendments with the Nevada Secretary of State. The Amendments will become effective at the close of business on the date the Certificate of Amendment to Amended and Restated Charter is accepted for filing for the Nevada Secretary of State. It is presently contemplated that such filing will be made on or after December ● 2012.

ANNUAL REPORT ON FORM 10-K AND ADDITIONAL INFORMATION

Information Available

The Company is subject to the information and reporting requirements of the Exchange Act and in accordance with the Exchange Act, the Company files periodic reports, documents and other information with the SEC relating to its business, financial statements and other matters, including the Company’s annual report on Form 10-K for the year ended December 31, 2011, and any reports prior to or subsequent to that date.

These reports and other information filed by the Company with the SEC may be inspected and are available for copying at the public reference facilities maintained at the Securities and Exchange Commission at 100 F Street NW, Washington, D.C. 20549.

The Company’s filings with the Securities and Exchange Commission are also available to the public from the SEC’s website, http://www.sec.gov.  The Company’s Annual Report on Form 10-K for the year ended December 31, 2011, and other reports filed under the Exchange Act, are also available to any stockholder at no cost upon request to: 225 Broadway Suite 910 New York. NY10007.

Delivery Of Documents To Security Holders Sharing An Address

If hard copies of the materials are requested, we will send only one Information Statement and other corporate mailings to stockholders who share a single address unless we received contrary instructions from any stockholder at that address. This practice, known as “householding,” is designed to reduce our printing and postage costs. However, the Company will deliver promptly upon written or oral request a separate copy of the Information Statement to a stockholder at a shared address to which a single copy of the Information Statement was delivered. You may make such a written or oral request by (a) sending a written notification stating (i) your name, (ii) your shared address and (iii) the address to which the Company should direct the additional copy of the Information Statement, to the Company at 225 Broadway Suite 910 New York. NY10007 Tel: (212) 608 8858.

If multiple stockholders sharing an address have received one copy of this Information Statement or any other corporate mailing and would prefer the Company to mail each stockholder a separate copy of future mailings, you may send notification to or call the Company’s principal executive offices. Additionally, if current stockholders with a shared address received multiple copies of this Information Statement or other corporate mailings and would prefer the Company to mail one copy of future mailings to stockholders at the shared address, notification of such request may also be made by mail or telephone to the Company’s principal executive offices.

By Order of the Board of Directors

/s/ Zhongquan Zou
Chief Executive Officer, Chief Financial Officer,
President, Secretary and Treasurer

Exhibit A

Amended and Restated Articles of Incorporation
Of Marketing Acquisition Corporation

Marketing Acquisition Corporation, a corporation existing under the laws of the State of Nevada, does hereby certify as follows:

1.	The name of the corporation (the “Corporation”) is Marketing Acquisition Corporation.

2.
The original Articles of Incorporation of the Corporation was filed in the office of the Secretary of State of the State of Nevada on June 9, 2006.  An Amended Articles of Incorporation of the Corporation was filed in the Office of the Secretary of State of the State of Nevada on May 17, 2007.

3.	This Amended and Restated Articles of Incorporation (the “Articles”) amend, restate, and integrate the provisions of the Amended Articles of Incorporation of the Corporation.

4.
The Articles were duly adopted and approved by the written consent of the majority stockholder of the Corporation and by the written consent of the board of directors of the Corporation in accordance with the Sections 78.315 and 78.320 of the Nevada Revised Statutes.

5.	The text of the Amended and Restated Articles of Incorporation of the Corporation, as amended to date, is hereby amended and restated to read in its entirety as follows:

AMENDED AND RESTATED
ARTICLES OF INCORPORATION
OF
MARKETING ACQUISITION CORP.,
a Nevada corporation

Marketing Acquisition Corp. hereby amends and restates its Articles of Incorporation (these “Articles of Incorporation”) pursuant to Chapter 78 of the Nevada Revised Statutes (“NRS”).

ARTICLE I

NAME

The name of the corporation is USA Zhimingde International Group Corporation. (the “Corporation”).

ARTICLE II

REGISTERED OFFICE

The initial registered agent of the Corporation for Service of Process shall be Vcorp Services, LLC. The Corporation may, from time to time, in the manner provided by law, change the resident agent and the registered office within the State of Nevada. The Corporation may also maintain an office or offices for the conduct of its business, either within or without the State of Nevada.

ARTICLE III

BUSINESS PURPOSE

The purpose of the Corporation is to engage in any lawful act or activity for which corporations may now or hereafter be organized under Chapter 78 of the NRS, as the same exists or as may hereafter be amended from time to time.

ARTICLE IV

CAPITAL STOCK

A.           Classes of Stock.  The Corporation is authorized to issue two classes of shares to be designated as “Common Stock” and “Preferred Stock,” respectively.  The Corporation has the authority to issue 100,000,000 total shares of Common Stock with par value of $0.001 per share and 50,000,000 total shares of Preferred Stock with par value of $0.001 per share.

B.           Preferred Stock.  The Corporation’s board of directors (the “Board” or “Board of Directors”) shall have the authority to authorize the issuance of the Preferred Stock from time to time in one or more classes or series, and to state in the resolution or resolutions from time to time adopted providing for the issuance thereof the following:

1.           Whether or not the class or series shall have voting rights, full or limited, the nature and qualifications, limitations and restrictions on those rights, or whether the class or series will be without voting rights;

2.           The number of shares to constitute the class or series and the designation thereof;

3.           The preferences and relative, participating, optional or other special rights, if any, and the qualifications, limitations, or restrictions thereof, if any, with respect to any class or series;

4.           Whether or not the shares of any class or series shall be redeemable and if redeemable, the redemption price or prices, and the time or times at which, and the terms and conditions upon which, such shares shall be redeemable and the manner of redemption;

5.           Whether or not the shares of a class or series shall be subject to the operation of retirement or sinking funds to be applied to the purchase or redemption of such shares for retirement, and if such retirement or sinking funds be established, the amount and the terms and provisions thereof;

6.           The dividend rate, whether dividends are payable in cash, stock of the Corporation, or other property, the conditions upon which and the times when such dividends are payable, the preference to or the relation to the payment of dividends payable on any other class or classes or series of stock, whether or not such dividend shall be cumulative or noncumulative, and if cumulative, the date or dates from which such dividends shall accumulate;

7.           The preferences, if any, and the amounts thereof which the holders of any class or series thereof are entitled to receive upon the voluntary or involuntary dissolution of, or upon any distribution of assets of, the Corporation;

8.           Whether or not the shares of any class or series are convertible into, or exchangeable for, the shares of any other class or classes or of any other series of the same or any other class or classes of stock of the Corporation and the conversion price or prices or ratio or ratios or the rate or rates at which such exchange may be made, with such adjustments, if any, as shall be stated and expressed or provided for in such resolution or resolutions; and

9.           Such other rights and provisions with respect to any class or series as the Board of Directors deem advisable.

The shares of each class or series of the Preferred Stock may vary from the shares of any other class or series thereof in any respect.  The Board of Directors may increase the number of shares of the Preferred Stock designated for any existing class or series by a resolution adding to such class or series authorized and unissued shares of the Preferred Stock not designated for any existing class or series of the Preferred Stock.

ARTICLE V

BOARD OF DIRECTORS

The business and affairs of the Corporation shall be managed by and under the directorship of the Board of Directors. The number of directors of the Corporation shall be as determined from time to time pursuant to the provisions of the bylaws of the Corporation (the “Bylaws”), except that at no time shall there be less than one director.

ARTICLE VI

DURATION

The duration of the Corporation shall be perpetual.

ARTICLE VII

BYLAWS

In furtherance and not in limitation of any powers under the law, the Board shall have exclusive authority to adopt, alter, amend, rescind or repeal the Bylaws.

ARTICLE VIII

LIABILITY AND INDEMNIFICATION

A.           Limitation of Personal Liability.  To the maximum extent permitted under applicable law, there shall be no personal liability of a director or an officer to the Corporation or its stockholders for damages for breach of fiduciary duty as a director or an officer.

B.           Indemnification of Directors and Officers.  Subject to the requirements of applicable Nevada law requiring mandatory indemnification, if any, the Corporation shall indemnify, to the maximum extent permitted by Nevada law:

1.           Any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the Corporation, by reason of the fact that such person is or was a director or officer of the Corporation, or such person is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner that he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful.

(a)           Notwithstanding the foregoing, no indemnification shall be required if it is proven such person’s act, or failure to act, constituted a breach of such person’s fiduciary duties as a director or officer, and such person’s breach of those duties involved intentional misconduct, fraud or a knowing violation of law, making such person liable pursuant to NRS 78.138.

(b)           The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner that such person reasonably believed to be in or not opposed to the best interests of the Corporation, and that, with respect to any criminal action or proceeding, such person had reasonable cause to believe that his or her conduct was unlawful.

2.           Any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that such person is or was a director or officer of the Corporation, or such person is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, against expenses, including attorneys’ fees, actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit unless it is proven his or her act, or failure to act, constituted a breach of his or her fiduciary duties as a director or officer, and such person’s breach of those duties involved intentional misconduct, fraud or a knowing violation of law, making him or her liable pursuant to NRS 78.138; provided, however, that he or she acted in good faith and in a manner that he or she reasonably believed to be in or not opposed to the best interests of the Corporation.

C.           Indemnification of Employees and Other Persons.  The Corporation shall have the power to indemnify, to the extent permitted by Chapter 78 of the NRS, as it presently exists or may hereafter be amended from time to time, any employee or agent of the Corporation, who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director, officer, employee or agent of the Corporation, or such person is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding.

D.           Time of Indemnification.  The Corporation shall indemnify the directors and officers of the Corporation for expenses incurred in defending a civil or criminal action, suit or proceeding as they are incurred in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of such directors or officers to repay the amount of such expenses if it is ultimately determined by a court of competent jurisdiction that such person is not entitled to be indemnified by the Corporation.

E.           Insurance.  To the extent that the Corporation maintains an insurance policy or policies providing liability insurance for directors or officers of the Corporation or of any other corporation, partnership, joint venture, trust, or other enterprise which such person serves at the request of the Corporation, such persons shall be covered by such policy or policies in accordance with its or their terms to the maximum extent of the coverage available for any such director or officer under such policy or policies.  Without limiting the foregoing, the Corporation will use its reasonable best efforts to maintain director and officer liability insurance in respect of acts or omissions occurring during the period of time that its directors and officers serve or have served as an officer, director, agent or employee of the Corporation, covering such persons on terms at least as favorable as the coverage currently in effect as of the effectiveness of these Articles of Incorporation, provided that in satisfying its obligation under this Paragraph (E), the Corporation shall not be obligated to pay premiums in excess of 200% of the amount per annum the Corporation paid in its last full fiscal year prior to the date hereof, and if the Corporation is unable to obtain the insurance required by this Paragraph (E), it shall obtain as much comparable insurance as possible for an annual premium equal to such maximum amount.

F.           Benefit.  The indemnification and advancement of expenses hereby authorized is continuing and shall inure to the benefit of the heirs, executors and administrators of each such director, officer, employee and agent, as applicable.

G.           Repeal.  Any repeal or modification of this Article VII shall be prospective only, and shall not adversely affect any indemnification or limitations on the personal liability of a director or an officer of the Corporation for acts or omissions prior to such repeal or modification.  Further, neither any amendment nor repeal of this Article VII, nor the adoption of any provision of these Articles of Incorporation inconsistent with this Article VII, shall eliminate or reduce the effect of this Article VII in respect of any matter occurring, or any cause of action, suit or claim accruing or arising or that, but for this Article VII, would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision.

ARTICLE IX

PREEMPTIVE RIGHTS

No stockholder of the Corporation shall have a preemptive right to acquire the Corporation’s unissued shares unless and to the extent a written agreement between such stockholder and the Corporation provides for such preemptive right.

ARTICLE X

AMENDMENTS

Except as expressly provided by Article VII above, the Corporation reserves the right to amend, alter, change or repeal any provision contained in these Articles of Incorporation, in the manner now or hereafter permitted by Nevada law, and all rights conferred upon stockholders granted by these Articles are subject to this reservation.

IN WITNESS WHEREOF, the Corporation has caused this Amendment to the Amended Articles of Incorporation of Marketing Acquisition Corporation. to be duly executed by the undersigned this ● day of  December, 2012.

MARKETING ACQUISITION CORPORATION

By:	/s/ Zhongquan Zou
Zhongquan Zou
President, Chief Executive Officer, Chief Financial Officer, Treasurer and Secretary and Chairman of the Board